LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Agreement”) is made and entered into effective as of February 25, 2011, by and between CyberDefender Corporation, a Delaware corporation (the “Company”), and GR Match, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender has made available to the Company a revolving credit facility on the terms and conditions set forth in the Revolving Credit Loan Documents (as defined below).

WHEREAS, the Company has requested that the Lender amend and restate the Revolving Credit Note on the terms and conditions of this Agreement and the Amended and Restated Note (as defined below) in order to convert the existing indebtedness evidenced by the Revolving Credit Note from a revolving credit facility payable in accordance with the terms of the Revolving Credit Note to indebtedness that is convertible into shares of Common Stock and is payable in accordance with the terms and conditions of this Agreement and the Amended and Restated Note.

WHEREAS, the Company and the Lender hereby agree to modify the indebtedness evidenced by the Revolving Credit Loan Documents on the terms and conditions of this Agreement and the Amended and Restated Note.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Lender agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Amended and Restated Note (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Amended and Restated Note” means the Amended and Restated Nine Percent (9%) Secured Convertible Promissory Note in the form of Exhibit A attached hereto due, subject to the terms therein, March 31, 2012, issued by the Company to the Lender pursuant to this Agreement.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close and, upon the Company becoming listed or quoted on a Trading Market, except any day that the Common Stock is not traded on the Trading Market.

“Change of Control Transaction” shall have the meaning given to such term in the Amended and Restated Note.

“Closing” means the closing of the transactions contemplated by this Agreement and the issuance of the Amended and Restated Note.

“Closing Date” means the Business Day when all of the Loan Documents have been executed and delivered by the Company and the Lender, and all conditions precedent to the parties’ respective obligations to effect the Closing have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Amended and Restated Note.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations or rulings issued pursuant thereto, as amended or replaced and as in effect from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fifth Amendment to Media and Marketing Services Agreement” means that certain Fifth Amendment to the Media and Marketing Services Agreement in the form attached hereto and made part hereof as Exhibit B.

“Fundamental Transaction” shall have the meaning given to such term in the Amended and Restated Note.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable that are incurred in the ordinary course of business and that are not more than one hundred twenty (120) days past due), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Indemnified Party” shall have the meaning assigned to such term in Section 4.9(c).

“Indemnifying Party” shall have the meaning assigned to such term in Section 4.9(c).

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.1(m)(i).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan Documents” means this Agreement, the Security Agreement, the Amended and Restated Note, the Second Amendment, and the Fifth Amendment to Media and Marketing Services Agreement.

“Losses” shall have the meaning assigned to such term in Section 4.9(a).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning ascribed to such term in Section 6.16.

“Note Shares” means the shares of Common Stock issuable upon conversion of the Amended and Restated Note, including any shares of Common Stock issued in payment of interest thereunder.

“Outstanding Indebtedness” shall mean the outstanding principal balance of the Revolving Credit Note, together with all accrued but unpaid interest earned thereon through the Closing Date (as defined below), the repayment fee contemplated in Section 2(d) of the  Revolving Credit Note, and all other amounts owing pursuant to the Revolving Credit Loan Documents as of the Closing Date.

“Permitted Indebtedness” shall have the meaning given to such term in the Security Agreement.

“Permitted Lien” shall have the meaning given to such term in the Security Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Registration Statement” means a registration statement covering the resale of the Note Shares filed with the Commission pursuant to the Company’s obligations under Section 4.6 of this Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Loan Documents, including any Note Shares (including Note Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein.

“Restatement 8-K” shall have the meaning ascribed to such term in Section 3.1(h).

“Revolving Credit Loan Agreement” means that certain Revolving Credit Loan Agreement, dated December 7, 2010 to be effective as of December 3, 2010, by and between the Lender and the Company.

“Revolving Credit Loan Documents” means the Revolving Credit Loan Agreement, the Security Agreement and the Revolving Credit Note.

“Revolving Credit Note” means that certain Revolving Credit Note in the principal amount of Five Million Dollars ($5,000,000), dated December 3, 2010, issued by the Company in favor of the Lender.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Amendment” means that certain Second Amendment to the Senior Promissory Note in the form attached hereto and made part hereof as Exhibit C.

“Securities” means the Amended and Restated Note and the Note Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” means that certain Security Agreement, dated December 7, 2010 to be effective as of December 3, 2010, granted by the Company in favor of the Lender.

“Senior Business Advisor” shall have the meaning ascribed to such term in Section 4.11(a).

“Senior Loan Agreement” means that certain Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between CyberDefender Corporation, a California corporation (as predecessor in interest to the Company) and the Lender, as amended.

“Senior Loan Documents” means, collectively, (i) the Senior Promissory Note, (ii) Senior Loan Agreement, and (iii) that certain Security Agreement, dated as of March 31, 2010, granted by the Company in favor of the Lender.

“Senior Promissory Note” means that certain 9% Secured Convertible Promissory Amended and Restated Note, dated March 31, 2010, issued by CyberDefender Corporation, a California corporation (as predecessor in interest to the Company) in favor of the Lender, as amended.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Waiver” means that certain Waiver in the form attached hereto and made part hereof as Exhibit D.

ARTICLE II.
LOAN

2.1           Modification of Revolving Credit Loan Documents.  Effective as of the Closing, (i) the Revolving Credit Note is hereby amended and restated in its entirety on the terms and conditions of the Amended and Restated Note, (ii) the entire Outstanding Indebtedness shall be repaid in accordance with the terms and conditions of the Amended and Restated Note, and (iii) the Revolving Credit Loan Agreement is hereby replaced and superseded in its entirety by this Agreement and shall be deemed null and void and of no further force and effect.  The Company acknowledges that the obligations of the Company under the Revolving Credit Note were secured by a security interest in all assets of the Company pursuant to the terms and conditions of the Security Agreement.  Notwithstanding the amendment and restatement of the Revolving Credit Note on the terms and conditions of the Amended and Restated Note, the Security Agreement and the liens created thereby shall remain in full force and effect and shall secure the obligations of the Company under the Amended and Restated Note and this Agreement, with the same priority as immediately prior to the Closing.

2.2          Closing.  The Closing shall occur upon satisfaction of the conditions set forth in Sections 2.3 and 2.4.

2.3          Deliveries.

(a)          At or prior to the Closing, the Company shall deliver to the Lender the following:

(i)	this Agreement, duly executed by the Company;

(ii)          the Amended and Restated Note, duly executed by the Company;

(iii)	the Second Amendment, duly executed by the Company;

(iv)         the Fifth Amendment to Media and Marketing Services Agreement, duly executed by the Company;

(v)          the Waiver, duly executed by the Company; and

(vi)         resolutions of the board of directors of the Company authorizing and approving the Company’s execution and delivery of the Loan Documents, the consummation of the transactions contemplated thereby and the issuance of the Note Shares, if applicable, in accordance with the terms and conditions hereof.

(b)          At or prior to the Closing, the Lender shall deliver to the Company the following:

(i)	this Agreement, duly executed by the Lender;

(ii)          the Second Amendment, duly executed by the Lender;

(iii)         the Fifth Amendment to Media and Marketing Services Agreement, duly executed by the Lender;

(iv)         the Waiver, duly executed by the Lender; and

(v)          the Revolving Credit Note, marked as cancelled.

2.4          Closing Conditions.

(a)          The obligations of the Company to effect the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Lender contained herein;

(ii)          all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and

(iii)         the delivery by the Lender to the Company of the items set forth in Section 2.3(b) of this Agreement.

(b)          The obligations of the Lender to effect the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company to the Lender of the items set forth in Section 2.3(a) of this Agreement;

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)          from the date hereof to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Amended and Restated Note at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the SEC Documents (defined below) or specifically disclosed herein, the Company hereby makes the following representations and warranties to the Lender:

(a)           Subsidiaries.  The Company has no (and has never had any) subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or other equity interest in any Person, nor is the Company, directly or indirectly, a participant in any joint venture or partnership with any Person.

(b)           Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Loan Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Loan Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Loan Documents, to issue the Amended and Restated Note to the Lender and to otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Loan Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  Each Loan Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts; Third Party Rights.  The execution, delivery and performance of the Loan Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected (or result in the imposition of any material Liens upon any of the Company’s Property or assets), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any Property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.  Except for the right of first offer granted to the Lender pursuant to the Senior Loan Documents, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Loan Documents and (ii) the transactions contemplated by the Loan Documents do not conflict with any rights granted to any third parties to purchase any debt or equity securities of the Company.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Loan Documents, other than the consent of the Company's board of directors to the transactions contemplated by the Revolving Credit Loan Documents.

(f)           Issuance of the Note Shares.  The Note Shares, when issued in accordance with the applicable Loan Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Loan Documents.  The Note Shares, when issued in accordance with the terms of the Loan Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Note Shares at least equal to the Required Minimum as of the date hereof.

(g)           Capitalization.  The capitalization of the Company is as disclosed in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010.  Except as a result of the transactions contemplated by the Loan Documents or otherwise as set forth in such Quarterly Report, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Note Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Note Shares.  There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company has at least forty (40) stockholders of Common Stock of record prior to the date hereof.

(h)           SEC Documents.  The Company hereby makes reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and any amendments thereto, and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, respectively, and any amendments thereto, filed by the Company with the Commission, and the Current Report on Form 8-K filed by the Company with the Commission on November 23, 2010 (the “Restatement 8-K”), which are available for review on the Commission’s website, www.sec.gov: (collectively, the “SEC Documents”).  As of the date thereof, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholder equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect).  Except as and to the extent set forth on the balance sheet of the Company as of September 30, 2010, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(i)           Material Changes.  Since September 30, 2010 (i) except as set forth in the Restatement 8-K, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth in the Restatement 8-K, the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) except as set forth in the Restatement 8-K, the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholder or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not sold any assets, individually or in the aggregate, outside of the ordinary course of business, (vi) except as set forth in the SEC Documents and up to an additional One Million Dollars ($1,000,000), the Company has not made any material capital expenditures, individually or in the aggregate and (vii) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)           Litigation.  Except as previously disclosed to the Lender in writing, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Loan Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k)           Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) except as set forth in the Restatement 8-K, in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, all rules and regulations of the applicable Trading Market on which the Company's Common Stock is listed or quoted for trading, and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l)           Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(m)         Intellectual Property.

(i)           Patents and Trademarks. Except as set forth in the Schedule 3(m)(i) hereto, the Company has, or has the rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Except as set forth in the written litigation disclosure provided to the Lender pursuant to Section 3.1(j) above, the Company has not received a notice (written or otherwise) that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company's businesses as it is currently conducted or as reflected in SEC Documents. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, other than Permitted Liens, and has the right to use all of the Intellectual Property Rights.

(n)           Broker’s Fees. The Lender shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Company and a third person in respect of the transactions contemplated hereby.  The Company hereby agrees to indemnify the Lender against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Company and any such third person, whether express or implied from the actions of the Company or anyone acting or purporting to act on behalf of the Company.

(o)           Solvency.  After giving effect to the debt incurred by the Company in connection with this Agreement and the Loan Documents: (i) the Company will not be left with remaining assets which would constitute unreasonably small capital after giving effect to the nature of the Company's business; (ii) the Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay as such debts mature; and (iii) the Company will be able to pay its debts as they become due.

(p)           No Bankruptcy Filing.  The Company is not (i) a debtor in any outstanding or pending action or proceeding pursuant to any bankruptcy law, (ii) contemplating either the filing of a petition under any bankruptcy law or the liquidation of all or any portion of its assets or property, and (iii) aware that any other Person is contemplating the filing a petition under any bankruptcy law against the Company.

(q)           Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r)           Tax Status.  The Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended

(s)           Disclosure.  All disclosures furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Restatement 8-K, each public announcement issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of announcement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.  The Company acknowledges and agrees that the Lender does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(t)           Acknowledgment of the Lender’s Reliance.  The Company acknowledges that the Lender is entering into the transactions contemplated by this Agreement in reliance upon the representations and warranties contained herein.  The Lender shall be entitled to such reliance notwithstanding any investigation which has been or will be conducted by the Lender or on its behalf.

3.2          Representations and Warranties of the Lender.  The Lender hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  The Lender is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Lender.  Each Loan Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  The Lender understands that the Amended and Restated Note, and, upon conversion of the Amended and Restated Note, the Note Shares may or may be, as the case may be, “restricted securities” and, subject to the provisions of this Agreement, have not or may not have been registered under the Securities Act or any applicable state securities law and will acquire the Note Shares not with a view to or for distributing or reselling such Note Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Note Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Note Shares (this representation and warranty not limiting the Lender’s right to sell the Note Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c)           Lender Status.  At the time the Lender engaged in discussions with the Company regarding the transactions contemplated hereby, it was, and at the date hereof it is, and on each date on which it converts the Amended and Restated Note it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Lender is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of the Lender.  The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters and is capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  The Lender is not entering into the transactions contemplated hereby as a result of any advertisement, article, notice or other communication regarding the Amended and Restated Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Access to Company Information.  The Lender acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Lender desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically).  The Lender has reviewed copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the SEC Documents, and there is no further information about the Company that the Lender desires in determining whether to enter into the transactions contemplated by this Agreement.

(g)           Broker’s Fees. The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Lender and a third party in respect of the transactions contemplated hereby.  The Lender hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Lender and any such third person, whether express or implied from the actions of the Lender or anyone acting or purporting to act on behalf of the Lender.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with federal and state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Lender or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Lender under this Agreement.

(b)           The Lender agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Note in the following form:

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Lender may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Lender may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Lender’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)           If all or any portion of the Note is converted at a time when the applicable Note Shares may be sold under Rule 144(b)(1)(i) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Note Shares shall be issued free of all legends.  The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five (5) Business Days following the delivery by the Lender to the Company or the Company’s transfer agent of a certificate representing the Note Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Lender a certificate representing such shares that is free from all restrictive and other legends.

(d)           The Lender agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Lender will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Lender or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3          Conversion Procedures.  The form of Notice of Conversion included in the Amended and Restated Note sets forth the totality of the procedures required of the Lender in order to convert the Amended and Restated Note.  No additional legal opinion or other information or instructions shall be required of the Lender to convert their Amended and Restated Note.  The Company shall honor conversions of the Amended and Restated Note and shall deliver the Note Shares in accordance with the terms, conditions and time periods set forth in the Loan Documents.

4.4          [Intentionally omitted]

4.5          Non-Public Information.  Lender acknowledges that it will have access to material non-public information of the Company so long as one more of its principals or designees serves as a director, board observer or officer of the Company.

4.6          Registration Rights.

(a)           Piggyback Rights.  The Lender shall have piggy-back registration rights with respect to all of the Securities (except for registrations on Commission Form S-4, S-8 or equivalent forms).  Accordingly, the Company agrees to include all of the Securities (other than Securities that have been previously registered for resale under this Section 4.6(a)) in any registration statement on Form S-1, Form S-3 or equivalent form filed with the Commission, in order to register the resale of such shares pursuant and subject to Rule 415 of the Securities Act.  In addition, the Company agrees to use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other state securities or state Blue-Sky laws as shall be reasonably requested by the Lender; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.  The Company acknowledges and agrees that it shall make all filings, disclosures, updates and any other actions which are necessary in order to keep any registration statement which includes any shares issuable upon exercise hereof continuously effective under the Securities Act for at least twenty-four (24) months following the effective date of such registration statement.  Notwithstanding the foregoing, the Company may suspend the effectiveness of such registration statement for a period not to exceed ninety (90) days after the effective date thereof if the Company’s board of directors reasonably believes that the continued effectiveness thereof would be materially detrimental to the Company because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, as applicable (each, a “Material Suspension Event”), and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company shall not register any securities for resale for its own account or that of any other stockholder during such ninety (90) day period.  All expenses (other than underwriting discounts, commissions and special counsel fees of the Lender) incurred in connection with registration pursuant to this Section 4.6(a) shall be borne and paid by the Company.

(b)          Demand Rights.

(i)           Upon written demand by the Lender to the Company, the Company shall (i) prepare and file with the SEC, as soon as practicable thereafter but in no event later than forty-five (45) days thereafter, a registration statement on Form S-1, Form S-3 or other applicable form in order to register the resale of all the Securities that the Lender requests to be registered (other than Securities that have been previously registered for resale under this Section 4.6(b)), pursuant and subject to Rule 415 of the Securities Act, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after the filing date thereof, and (iii) make all filings, disclosures, updates and any other actions which are necessary in order to keep such registration statement continuously effective under the Securities Act for at least twenty-four (24) months following the effective date of such registration statement.  Notwithstanding anything herein to the contrary, in the event that all of the Securities that are requested by the Lender to be registered on a registration statement pursuant to this Section 4.6(b) are not registered on such registration statement, the Lender shall have the right to demand that the Company register any such remaining unregistered Securities on a subsequent registration statement on Form S-1 or other applicable form as soon as reasonably practicable on the terms and conditions set forth in this Section 4.6(b).

(ii)           Notwithstanding the foregoing, the Company may elect to delay the filing of such registration statement for a period not to exceed ninety (90) days, or may suspend the effectiveness of such registration statement after the effective date thereof for a period not to exceed ninety (90) days, if, in either case, the Company’s board of directors reasonably believes that the filing or continued effectiveness, as the case may be, of such registration statement would be materially detrimental to the Company because such action would cause a Material Suspension Event, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for resale for its own account or that of any other stockholder during such ninety (90) day period.  All expenses (other than underwriting discounts, commissions and special counsel fees of the Lender) incurred in connection with registration pursuant to this Section 4.6(b) shall be borne and paid by the Company.  Except as otherwise provided in Section 4(b)(i) above, the Lender may not exercise its demand right pursuant to this Section 4.6(b) more than twice.

(c)           Rule 144.  The Company shall keep available adequate current public information, as that term is defined in Rule 144 promulgated by the Commission under the Securities Act, file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act or the Exchange Act (or within any extension periods permitted under applicable regulations of the Commission), as applicable, and provide to the Lender such information as may be reasonably requested by the Lender in order to make available to the Lender the benefits of Rule 144 of the Securities Act and any other rule or regulation of the Securities Act or the Exchange Act, as applicable,  that may at any time permit the Lender to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1, Form S-3 or any equivalent form.

(d)           Filing of Registration Statement Following Closing.  Without limiting or otherwise prejudicing the rights granted to the Lender pursuant to Sections 4.6(a) through (c) above, the Company acknowledges and agrees that, not later than forty-five (45) days following the Closing Date, it shall prepare and file with the SEC a registration statement on Form S-1, Form S-3 or any other equivalent form in order to register the resale of (i) all of the Securities; (ii) all of the “Securities” (as defined in the Senior Loan Agreement); (iii) all shares of Common Stock or other securities issuable to the Lender upon the Lender’s exercise of (A) those certain Warrants to Purchase Common Stock of CyberDefender Corporation, each dated May 6, 2009 (Certificate Numbers WC-195 and WC-196), (B) that certain Amended and Restated Warrant to Purchase Common Stock of CyberDefender Corporation, dated May 6, 2009 (Certificate Number WC-198) and (C) that certain Common Stock Purchase Warrant purchased by the Lender on March 27, 2009, in each case to the extent that such shares are not subject to an effective registration statement on Form S-1 or other applicable form as of the Closing Date and in each case irrespective of whether the Lender has exercised all or any portion of such warrants as of the Closing Date; and (iv) the “Securities” (as defined in that certain Securities Purchase Agreement, dated as of June 3, 2009, by and between CyberDefender Corporation, a California corporation (as predecessor in interest to the Company), and the Lander, that such Securities are not subject to an effective registration statement on Form S-1, Form S-3 or other equivalent form as of the Closing Date.  The Company’s obligations relating to the filing and maintenance of such registration statement shall be subject to all of the terms and conditions of Section 4.6(b) above.

4.7          Reservation and Listing of Note Shares.

(a)           The Company shall at all times maintain a reserve from its duly authorized and unissued shares of Common Stock for issuance pursuant to the Loan Documents in such amount as may be required to fulfill its obligations in full under the Loan Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the board of directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the seventy-fifth (75th) day after such date.

(c)           The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, if required, (iii) provide to the Lender evidence of such listing, if applicable, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.8          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Lender.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Lender under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Lender.

4.9          Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold the Lender and its Affiliates, and each of their directors, managers, officers, stockholders, members, employees, investment advisors, brokers and agents, as the case may be, harmless to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a registration statement, prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus covering any of the Note Shares, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Lender furnished in writing to the Company by the Lender expressly for use therein, or to the extent that such information relates to the Lender or the Lender’s proposed method of distribution of Note Shares and was reviewed and expressly approved in writing by the Lender expressly for use in such registration statement, prospectus or form of prospectus or in any amendment or supplement thereto which covers the Note Shares; or (3) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Loan Documents. The Company shall notify the Lender promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)           Indemnification by the Lender. The Lender shall, notwithstanding any termination of this Agreement,  indemnify, defend and hold the Company and its Affiliates, and each of their directors, managers, officers, stockholders, members, employees and agents, as the case may be, harmless from and against all Losses, as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus covering any of the Note Shares, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that (i)  such untrue statement or omission is contained in any information so furnished in writing by the Lender to the Company specifically for inclusion in such registration statement or such prospectus or (ii) such information relates to the Lender’s proposed method of distribution of Note Shares and was reviewed and expressly approved in writing by the Lender expressly for use in such registration statement, prospectus or form of prospectus or in any amendment or supplement thereto. In no event shall the liability of the Lender hereunder be greater in amount than the dollar amount of the net proceeds received by the Lender upon the sale of the Note Shares giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

4.10        Securities Laws Disclosure; Publicity.  Subject to the terms and conditions of this Section 4.10, the Company shall, on or before 8:30 a.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, (i) issue a public announcement disclosing the transactions contemplated by the Loan Documents and (ii) file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Loan Documents in the form required by the Exchange Act and attaching all the material Loan Documents (including, without limitation, this Agreement (and all schedules to this Agreement)).  The Company and the Lender shall consult with each other in issuing any public announcements with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such public announcement or otherwise make any such public statement without the prior consent of the Company, with respect to any public announcement of the Lender, or without the prior consent of the Lender, with respect to any public announcement of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Lender, or include the name of the Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Lender, except (i) as required by federal securities law or regulation in connection with the filing with the Commission on Form 8-K of the final Loan Documents (including signature pages thereto) and a summary thereof and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Lender with prior notice of such disclosure permitted under this subclause (ii).

4.11        Engagement of Senior Business Advisor.

(a)           In the event of an Event of Default (as defined in the Amended and Restated Note), in addition to all remedies available to the Lender under the Loan Documents and/or applicable law, the Lender shall have the right (but not the obligation), exercisable upon written notice to the Company at any time during which such Event of Default shall be continuing, to cause the Company to retain a consultant or a Company executive, selected by the Lender in its sole discretion (but subject to approval by a majority of the independent directors of the Company’s Board of Directors, which approval shall not be withheld unreasonably), to oversee the management and operations of the Company (such person, the “Senior Business Advisor”), at the Company’s sole cost and expense; provided that the Senior Business Advisor’s compensation shall not exceed that of the Company’s Chief Financial Officer at the time of the Company's engagement of the Senior Business Advisor.  The Company shall approve, execute, deliver and file, and shall cause its stockholders, Board of Directors and officers, as the case may be, to approve, execute, deliver and file, any consents, amendments, filings, or other agreements or documents necessary to cause the Senior Business Advisor to be retained by the Company as provided above not later than three (3) Business Days following the Company's receipt of the above-referenced notice from the Lender.  The Company shall retain the Senior Business Advisor for so long as, and only for so long as, an Event of Default shall occur and be continuing.  The Company's Board of Directors may remove the Senior Business Advisor upon written notice to the Senior Business Advisor and the Lender immediately upon the Company's cure of any such Event of Default, (as reasonably determined by the Lender), and the Lender shall cooperate with the Company as reasonably requested by the Company in connection with such removal.

(b)           The Senior Business Advisor shall report directly to, and be subject to the direction of, the Company's Board of Directors.  The Senior Business Advisor shall be senior to the Company's senior executive officers, including, without limitation, the Company's Chief Executive Officer and Chief Financial Officer, each of whom shall report to, and be subject to the direction of, the Senior Business Advisor during the Company’s engagement of the Senior Business Advisor.  The Senior Business Advisor shall have the same power and authority to bind the Company as is granted to the Company's senior executive officers. The Company shall (i) invite the Senior Business Advisor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Senior Business Advisor copies of all notices, minutes, consents and other materials that the Company provides to its directors and officers at the same time and in the same manner as provided to such directors and officers, as the case may be and (ii) provide the Senior Advisor with access to all financial information of the Company, including, without limitation, budgets, projections, plans and results of operations; provided, however, that the Senior Business Advisor shall agree to hold in confidence and trust all information so provided and provided further that the Company reserves the right to withhold any information and to exclude the Senior Business Advisor from any Board of Directors meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(c)           The Company shall enter into an indemnification agreement with the Senior Business Advisor on terms reasonably satisfactory to the Senior Business Advisor indemnifying the Senior Business Advisor for any losses, damages or other expenses incurred by the Senior Business Advisor relating to or arising out of the Senior Business Advisor's performance of services as an advisor to the Company.  The Company shall add the Senior Business Advisor as an additional insured under the Company's directors and officers liability insurance policy to the extent such coverage is available on commercially reasonable terms.

(d)           From and after the closing of any sale or transfer of the Lender’s rights under the Amended and Restated Note to a third party other than an Affiliate of the Lender, this Section 4.11 shall be of no further force and effect.

4.12        Further Assurances.   The Company shall execute, at the request of the Lender, execute or otherwise authenticate and deliver to the Lender any notices, certificates, financing statements, financing statement changes and any and all additional instruments, documents and other records, and the Company shall perform all actions, that from time to time the Lender may reasonably deem necessary or desirable to carry into effect the transactions contemplated by the Loan Documents or to establish or maintain a perfected security interest in the Collateral (as defined in the Security Agreement) having the priority provided for in the Security Agreement, or to otherwise protect the Lender’s interest in the Collateral.

ARTICLE V.
NEGATIVE COVENANTS

The Company covenants and agrees that, until payment in full and/or the conversion of all principal and interest outstanding under the Amended and Restated Note, it will not do, directly or indirectly, any of the following unless the Lender consents thereto in writing:

5.1           Issuance of Indebtedness.  Other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness.

5.2           Payment of Indebtedness.  (i) Make any lease payments or payments of principal, interest, fees, or penalties under any Indebtedness other than (1) regularly scheduled payments of principal and interest and lease payments (at the rates and on the terms set forth in the agreement evidencing such Indebtedness) or (2) the repayment of Permitted Indebtedness; (ii) purchase or redeem (or offer to purchase or redeem) any Indebtedness; or (iii) deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Indebtedness will be paid when due or otherwise to provide for the defeasance of any Indebtedness.

5.3           Liens.  Other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

5.4           Distributions.  Repay, repurchase or offer to repay, repurchase or otherwise acquire for cash any shares of its Common Stock or Common Stock Equivalents or any other security, including preferred stock, or Indebtedness of the Company that is paripassu with, or junior or subordinate to the Indebtedness evidenced by the Loan Documents (unless otherwise permitted pursuant to a written subordination agreement with the Lender) other than as to (a) the Note Shares (as defined in the Senior Loan Documents) as permitted or required under the Senior Loan Documents and (b) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of One Hundred Thousand Dollars ($100,000) for all officers and directors during the term of the Amended and Restated Note.

5.5           Dividends.  Pay cash dividends or distributions on any equity securities of the Company.

5.6           Certain Restrictions.  Enter into any agreement which expressly restricts the ability of the Company to enter into amendments, modifications or waivers of any of the Loan Documents (other than pursuant to the Loan Documents).

5.7           Transfer Ownership Interests.  Enter into any Change of Control Transaction or Fundamental Transaction.

           5.8            Issuance of Senior Equity Securities.  Issue any shares of preferred stock or any other equity securities with rights, privileges or preferences senior to the Common Stock.

ARTICLE VI
MISCELLANEOUS

6.1           Fees and Expenses.  The amount of legal fees and expenses incurred by the Lender incident to the negotiation, preparation, execution, delivery and performance of the Revolving Credit Loan Documents and the Loan Documents shall be added to the original principal balance of the Amended and Restated Note.  Except as set forth in the preceding sentence, each party shall pay the fees and expenses of its advisers, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Note Shares to the Lender.

6.2           Entire Agreement.  The Loan Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including, without limitation, the revolving Credit Note and the Revolving Credit Loan Agreement, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern Standard Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4           Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company and the Lender.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6           Successors and Assigns.  Subject to Section 4.11(d) above, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger).

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Loan Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence a Proceeding to enforce any provisions of the Loan Documents, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9           Execution.  This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.10         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.11           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Loan Documents, whenever the Lender exercises a right, election, demand or option under a Loan Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Amended and Restated Note, the Lender shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

6.12           Replacement of Note Shares.  If any certificate or instrument evidencing any Note Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Note Shares.

6.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to specific performance under the Loan Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Loan Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14           Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Loan Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by the Lender in order to enforce any right or remedy under any Loan Document to which the Lender is a party.  Notwithstanding any provision to the contrary contained in any Loan Document, it is expressly agreed and provided that the total liability of the Company under the Loan Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Loan Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Loan Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Loan Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Lender with respect to indebtedness evidenced by the Lender’s Loan Documents, such excess shall be applied by the Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Lender’s election.

6.16           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Loan Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Loan Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERDEFENDER CORPORATION		Address for Notice:

By:		617 West 7th Street, Suite 1000
	Name: Gary Guseinov	Los Angeles CA 90017
	Title: Chief Executive Officer	Fax: 213-689-8639

With a copy to (which shall not constitute notice):

Richardson & Patel, LLP
750 Third Avenue, 9th Floor
New York, NY 10017
Attention:  Kevin Friedmann
Fax: 917-591-6898

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR LENDER FOLLOWS]

[LENDER SIGNATURE PAGE TO
LOAN MODIFICATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Loan Modification Agreement to be duly executed by its/his/her respective authorized signatories as of the date first indicated above.

GR MATCH, LLC,	Address for Notice:
a Delaware limited liability company

By:	GR Match, LLC
Name:	c/o Guthy-Renker LLC
Title:	3340 Ocean Park Boulevard, Suite 3000
Santa Monica, CA 90405
Attention: Business Affairs
Fax: 310-581-3443

With a copy to (which shall not constitute notice):

Guthy-Renker LLC
3340 Ocean Park Boulevard, Suite 3000
Santa Monica, CA 90405
Fax:  310-581-3443
Attention: General Counsel

Schedule 3(m)(i) – Patents and Trademarks

The Lender has filed applications for the following trademarks: CYBERPD and RAMPMYSPEED.   The Lender has agreed to transfer the Lender's rights in these trademarks to the Company.

EXHIBIT A

Form of Amended and Restated Note

See attached

EXHIBIT B

Form of Fifth Amendment to Media and Marketing Services Agreement

See attached

EXHIBIT C

Form of Second Amendment to Senior Promissory Note

See attached

EXHIBIT D

Form of Waiver

See attached